EXHIBIT 5

                      McGuire, Woods, Battle & Boothe, LLP
                       50 North Laura Street, Suite 3300
                          Jacksonville, Florida 32202
                 Telephone (904) 798-3200  Fax (904) 798-3207


                               November 9, 1999




Jacksonville Bancorp, Inc.
10325 San Jose Blvd.
Jacksonville, Florida  32257

        Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Jacksonville Bancorp, Inc., a Florida corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on November 9, 1999. The Registration Statement covers an aggregate of 152,599 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock") of the Company, together with such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, authorized for issuance pursuant to the exercise of options under the Jacksonville Bancorp, Inc. Stock Option Plan (the "Plan") described in the Registration Statement.

        We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that the Shares, when sold and delivered by the Company as contemplated by and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

        We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company.

        In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ McGuire, Woods, Battle & Boothe LLP

                                         McGuire, Woods, Battle & Boothe LLP